Exhibit (r)

GODFREY & KAHN, S.C.

Attorneys at Law

780 North Water Street

Milwaukee, Wisconsin  53202

Telephone:  414-273-3500; Fax:  414-273-5198

September 9, 2002

VIA EDGAR

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

RE:

Strong Equity Funds, Inc.

Ladies and Gentlemen:

We represent Strong Equity Funds, Inc. (the “Company”) in connection with its filing of Post-Effective Amendment No. 51 (the “Post-Effective Amendment”) to the Company’s Registration Statement (Registration Nos. 33-70764; 811-8100) on Form N-1A under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended.  The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

We consent to the use of this letter in the Post-Effective Amendment.

Very truly yours,

GODFREY & KAHN, S.C.

/s/ Pamela M. Krill

Pamela M. Krill